UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  January 20, 2010

RemoteMDx, Inc.
(Exact name of registrant as specified in its charter)

Utah (State or other jurisdiction of incorporation)	0-23153 (Commission File Number)	87-0543981 (IRS Employer Identification No.)

150 West Civic Center Drive, Suite 400, Sandy, Utah  84070
(Address of principal executive offices, Zip Code)

Registrant's telephone number, including area code: (801) 451-6141

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)  Resignation of Principal Financial Officer; Resignation of Director.

On January 20, 2010, the Registrant’s chief financial officer (principal financial officer), Michael G. Acton, resigned to pursue other business opportunities.  Mr. Acton had previously accepted the appointment as chief financial officer (principal financial officer) of ActiveCare, Inc., a former subsidiary of the Registrant at the time that Registrant spun off ActiveCare, Inc. in February 2009.  Mr. Acton continues to serve in that position with ActiveCare, Inc.

Additionally, effective January 20, 2010, James J. Dalton resigned from Registrant’s board of directors to pursue other business opportunities.  Mr. Dalton is also the chief executive officer and chairman of the board of directors of ActiveCare, Inc., positions he has occupied since the spin-off of ActiveCare, Inc. in February 2009.

(c)  Appointment of Principal Financial Officer; Appointment of Directors

Upon acceptance of the resignation of Mr. Acton, the Registrant appointed Chad Olsen as its chief financial officer (principal financial officer).  Mr. Olsen will also continue to serve as the principal accounting officer of the Registrant.  Mr. Olsen, 38, has served as the Registrant’s corporate controller since September 2001.  From 1992 to 1997, Mr. Olsen worked in the banking and investment industry where he assisted clients with tax, investment and banking services. From 1997 to 2001, Mr. Olsen worked with a certified public accounting firm performing tax, auditing, and business advisory services. Additionally, Mr. Olsen owned and operated his own accounting practice performing tax, accounting, and consulting services. Mr. Olsen received a Bachelor of Science Degree in Accounting from Brigham Young University.

The Registrant also appointed two directors on January 20, 2010, Dr. Edgar Bernardi and Rene Klinkhammer:

Dr. Bernardi, 53, graduated from the University of Wuppertal, Wuppertal, Germany, in 1976 in physics and mathematics.  He received his master’s degree in physics from University Bonn, Physics Institute, Bonn Germany in 1984, emphasizing elementary particle physics.  In 1988, he received his Ph.D. from the University Hamburg, Hamburg Germany, specializing in elementary particle physics.  From 2001 through 2009, Dr. Bernardi served as CTO, COO, CSO and CIO for euromicron AG, a holding company with buy and build strategy in the core business of network and fiber optics technology in Germany.  From 1999 through 2001, he served as the general manager for Christian Schwaiger GmbH & Co., KG, an entity engaged in the production and trade of antenna, satellite and cable TV reception systems.  From 1998 through 1999, Dr. Bernardi was the director of network operator services for Alcatel Sel AG, a worldwide manufacturer of telecommunication network equipment.  From 1991 through 1998, he served in two capacities for Mannesmann Mobilfunk GmbH, (Vodafone GmbH), which was the first private mobile network operator in Germany, of which he was the head of the department of network planning and optimization and head of the department of system aspects.  From 1988 through 1990 he was with Robert Bosch GmbH, a worldwide manufacturer of automotive and telecommunication equipment and served as the main adviser of business unity public telecommunications and development center and an adviser in the business unit for public telecommunications development center.

Mr. Klinkhammer, 30, graduated from European Business School, Oestrich-Winkel, Germany, in 2004, with an MBA-equivalent degree in business administration.  His majors were Banking, Finance and International Management.  After graduating, Mr. Klinkhammer joined Deutsche Bank’s Investment Banking Division as an analyst in the Corporate Finance Advisory Group, specializing in mergers & acquisitions, along with debt and equity financing transactions for larger German clients of the bank.  In 2007, Mr. Klinkhammer joined Sapinda Group, a privately-owned investment company with offices in Amsterdam, Berlin and London.  For the past three years, Mr. Klinkhammer has worked with RemoteMDx as both an investor and advisor.

Board Compensation for New Directors

The Registrant authorized annual board service compensation for each of the new outside directors of 200,000 stock purchase warrants, with a strike price of $0.13 per share and a five-year term.  The estimated expense associated with this amount is $23,000 per outside board member for the year.

Chief Financial Officer Compensation

The Registrant authorized annual compensation of $165,000 per year for the position of Chief Financial Officer, which Chad Olsen has now been appointed to by the board.

Item 9.01               Financial Statements and Exhibits.

(d) Exhibits.  The Registrant issued a press release on January 21, 2010 to report the changes to management.  A copy of the press release is furnished with this report as Exhibit 99.1.

Exhibit No.	Description
99.1	Press release of January 21, 2010

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RemoteMDx, Inc.

By:	/s/ David G. Derrick
David G. Derrick Chief Executive Officer

Date:  January 21, 2010